Filed Pursuant to Rule 433
                                                         File No.: 333-132319-03

Free Writing Prospectus                              Date Prepared: Nov. 9, 2006
--------------------------------------------------------------------------------
Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates,
                                  Series 2006-3
--------------------------------------------------------------------------------

                  Approximate Total Offered Size: $529,126,000

                            Citicorp Trust Bank, fsb
                                   Originator
                               CitiMortgage, Inc.
                                    Servicer
                 Citicorp Residential Mortgage Securities, Inc.
                                    Depositor
                Citicorp Residential Mortgage Trust Series 2006-3
                                 Issuing Entity

-------------------------------------------------------------------------------------------------------------
                                                 Initial Credit      Ratings      WAL (Call/    Window (Call/
Tranche      Amount(1)    Int. Type / Class(2)   Enhancement (%)   (S&P/Moodys)     Mat)(3)        Mat)(3)
-------------------------------------------------------------------------------------------------------------
Class A-1   194,047,000   Fixed/Senior                13.20         AAA   Aaa      1.00/1.00       1-22/1-22
Class A-2    64,659,000   Fixed/Senior                13.20         AAA   Aaa      2.20/2.20     22-31/22-31
Class A-3    56,168,000   Fixed/Senior                13.20         AAA   Aaa      3.00/3.00     31-44/31-44
Class A-4    77,561,000   Fixed/Senior                13.20         AAA   Aaa      5.00/5.00     44-96/44-96
Class A-5    32,388,000   Fixed/Senior                13.20         AAA   Aaa      8.07/11.25   96-97/96-199
Class A-6    47,203,000   Fixed/Senior/Lockout        13.20         AAA   Aaa      6.35/6.52    38-97/38-197
Class M-1    13,323,000   Fixed/Mezzanine             10.75         AA+   Aa1      5.44/5.93    38-97/38-157
Class M-2    14,955,000   Fixed/Mezzanine              8.00          AA   Aa2      5.43/5.89    37-97/37-150
Class M-3     3,806,000   Fixed/Mezzanine              7.30         AA-   Aa3      5.43/5.85    37-97/37-140
Class M-4     4,895,000   Fixed/Mezzanine              6.40          A+   A1       5.43/5.83    37-97/37-137
Class M-5     5,166,000   Fixed/Mezzanine              5.45          A    A1       5.43/5.80    37-97/37-132
Class M-6     4,078,000   Fixed/Mezzanine              4.70          A-   A2       5.43/5.75    37-97/37-127
Class M-7     3,263,000   Fixed/Mezzanine              4.10        BBB+   A3       5.43/5.71    37-97/37-121
Class M-8     2,991,000   Fixed/Mezzanine              3.55        BBBB   aa1      5.43/5.65    37-97/37-116
Class M-9     4,623,000   Fixed/Mezzanine              2.70        BBB-   Baa1     5.43/5.56    37-97/37-111
-------------------------------------------------------------------------------------------------------------
                                        NON-OFFERED CERTIFICATES
-------------------------------------------------------------------------------------------------------------

(1)  Certificate sizes are subject to change (+/- 5%).
(2) The Certificates will bear interest at fixed rates referred to as Coupon Rates, and their respective Coupon Rates will increase by 0.50% following the first possible Optional Termination Date.
(3)  Based on Pricing Speed.

Transaction Overview:
---------------------

    Lead Manager:  Citigroup Global Markets Inc.           Expected Pricing Date:  November 15, 2006
 Rating Agencies:  Moodys/S&P                           Expected Settlement Date:  [November 29, 2006]
         Trustee:  U.S. Bank, N.A.                      Certificate Administrator  CitiMortgage, Inc.
                                                      SEC Registration Statement:  No. 333-132319

                                [CITIGROUP LOGO}

CRMSI 2006-3

                            For Further Information:
                            ------------------------

       Mortgage Finance                    MBS Trading                   MBS Structuring
   Joel Katz (212) 723-6508       Steve Weinstein (212) 723-6325   Shekhar Shah (212) 723-5386
  Taruna Reddy (212) 723-6748     Supriya Bajoria (212) 723-6325      Tai Wu (212) 723-5859
   Sang Shin (212) 723-6586                                        Noel Doromal (212) 723-9026
  Matt Fallon (212) 723-6334
Juliana Castelli (212) 723-6503

*All numbers are preliminary and subject to change.

The Depositor has filed a registration statement (including a core prospectus) with the SEC for the offering to which this Free Writing Prospectus relates. Before you invest, you should read the core prospectus dated September 27, 2006 in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. The file number for the Depositor's registration statement is No. 333-132319. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the core prospectus if you request it by calling 1-877-858-5407.

This Free Writing Prospectus is not required to contain all information that is required to be included in the core prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Free Writing Prospectus relating to these securities.

This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Free Writing Prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this Free Writing Prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This Free Writing Prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this Free Writing Prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

--------------------------------------------------------------------------------
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                                                                               2

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                              Transaction Overview
--------------------------------------------------------------------------------

Title of the Securities:      Citicorp Residential Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates, Series 2006-3.

The Certificates:             Approximately $529,126,000 Offered Certificates.
                              The Certificates are backed by fixed-rate, first lien, daily simple interest mortgage loans.

Depositor:                    Citicorp Residential Mortgage Securities, Inc.

Lead Underwriter:             Citigroup Global Markets Inc.

Co-Manager:                   T.B.D.

Certificate Administrator:    CitiMortgage, Inc.

Originator:                   Citicorp Trust Bank, fsb

Servicer:                     CitiMortgage, Inc.

Trustee:                      U.S. Bank, N.A.

Settlement Date:              On or about November 29, 2006.

Distribution Date:            Distribution of principal and interest on the
                              certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in December 2006.

Offered Certificates:         Class A Certificates and Mezzanine Certificates
                              will be offered.

Class A Certificates:         Classes A-1, A-2, A-3, A-4, A-5 and A-6
                              Certificates.

Non-Offered Certificates:     Classes CE and R Certificates.

Mezzanine Certificates:       Classes M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and
                              M-9 Certificates.

Fixed-Rate Certificates:      Class A and Mezzanine Certificates.

Subordinate Certificates:     Mezzanine Certificates and Class CE Certificates.

Cut-Off Date:                 November 1, 2006.

Payment Delay:                Fixed-Rate Certificates have a 24-day delay.

Day Count:                    Fixed-Rate Certificates are 30/360.

Administrative Fees:          The sum of Servicing Fee, Certificate
                              Administrator Fee and Trustee Fee is equal to 0.50%.

Legal Final Maturity:         For all Classes the legal final maturity is
                              expected to be the Distribution Date occurring in November 2036.

Structure:                    Senior/Subordinate/Overcollateralization

Pricing Speed:                4% to 23% CPR for months 1 to 12 and 23% CPR
                              thereafter

Mortgage Pool:                As of the Cut-off Date, the Mortgage Pool consists
                              of approximately 3,463 fixed-rate, first lien, daily simple interest mortgage loans, with an outstanding principal balance of approximately
                              $543,809,341.93 as of the Cut-off Date.

                              Approximately 96.55% of the mortgage loans are Equity Builder loans. A borrower enrolled in

--------------------------------------------------------------------------------
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                                                                               3

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                              the Equity Builder Program allows the Servicer to
                              automatically debit the borrower's personal bank account for the amount equal to the scheduled payment. In exchange, the borrower receives a 0.25% reduction in mortgage rate. This reduction does not affect the amount of the scheduled payment (which is still based on the higher mortgage rate), but does affect the relative amounts of principal and interest included in that payment. All borrowers not enrolled in the Equity Builder Program as of the Cut-Off Date, are permitted to enroll at any point in the future. However, borrowers who enroll in Equity builder after loan closing do not receive the 0.25% interest rate reduction.

                              Equity Builder enrollees choose bi-weekly, semi-monthly or monthly payments, and if at any point during the life of the loan the borrower elects out of the Equity Builder program, the payment frequency switches back to monthly and the rate increases by 0.25%; however, the amount of scheduled monthly payment stays the same, since it is always based on the higher rate.

                              84.36% of the mortgage loans make bi-weekly payments. 9.30% of the mortgage loans make monthly payments. 6.34% of the mortgage loans make semi-monthly payments.

                              Approximately 39.12% of the mortgage loans are eligible for a one-time rate reduction of either 0.50% or 1.00% in months 24, 36 or 48, provided that they have made the most recent 24 consecutive monthly payments on time. The borrowers are given 3 opportunities to qualify for rate reduction if they make 24 consecutive months of timely payments. For purposes of modeling assumptions it has been assumed that each mortgage loan that is eligible to receive a rate reduction receives a rate reduction in the applicable rate percentage amount, in the 25th month of the loan.

                              The characteristics of the pool of mortgage loans delivered on the Closing Date are not expected to differ materially from the characteristics of the mortgage loans described herein although the range of mortgage rates, maturities and certain other characteristics of the mortgage loans set forth in this term-sheet may vary by as much as 5%.

Net Mortgage Rate:            For each mortgage loan the applicable mortgage
                              rate less the aggregate rate at which the Administrative Fees accrue.

Net WAC Rate:                 For any Distribution Date, the Net WAC Rate will
                              equal the weighted average Net Mortgage Rates of the mortgage loans, weighted by the outstanding principal balance of each loan as of the first day of the related Due Period.

                              For purposes of modeling assumptions it has been assumed that the interest on the mortgage loans accrues on the basis of a 360-day year with twelve 30-day months; further it has been assumed that the mortgage loans are monthly payment loans and each borrower makes a monthly scheduled payment on the first day of each calendar month.

Net WAC Rate Carryover        On any Distribution Date, the excess, if any, of
Amount:                       (i) the amount of interest the related
                              Certificates would have accrued for such Distribution Date based on its respective Coupon
                              Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Rate, together with the unpaid portion of any such excess from the prior
                              Distribution Date plus interest accrued thereon at the related Coupon Rate for the most recent
                              Interest Accrual Period.

Pass-Through Rate:            For any Distribution Date the Pass-Through Rate
                              will be the lesser of (i) the Coupon Rate and (ii)
                              Net WAC Rate.

Interest Accrual Period:      The Interest Accrual Period for any Distribution
                              Date and each class of Fixed-Rate Certificates will be the calendar month proceeding the month in which the Distribution Date occurs, and each such Interest Accrual Period will be deemed to be 30 days regardless of its actual length.

Interest Carry                The Interest Carry Forward Amount with respect to
                              any class of Fixed-Rate Certificates and any

--------------------------------------------------------------------------------
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                                                                               4

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Forward Amount:               Distribution Date will be equal to the amount, if
                              any, by which the interest due for that class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the Certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to that class of Certificates remaining undistributed from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on such class of Certificates for the most recently ended Interest Accrual Period.

Excess Interest:              Excess Interest, to the extent it is not used for
                              other required purposes, including to absorb realized losses on the mortgage loans, to cover interest shortfalls on the Certificates or to fund any Overcollateralization Increase Amount and pay back applied realized loss amounts, will be available to make distributions of Net WAC Rate
                              Carryover Amounts to the Certificates.

Available Funds:              For any Distribution Date, the sum, net of amounts
                              payable or reimbursable therefrom to the Servicer, the Certificate Administrator, or the Trustee, of:
                              (i) the aggregate amount of scheduled monthly payments on the mortgage loans due during the related Due Period and received by the Servicer;
                              (ii) unscheduled payments in respect of the mortgage loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the mortgage loans, occurring during the related prepayment period or proceeds from the repurchase of the mortgage loans due to the Optional Termination of the Trust); (iii) all interest advances with respect to the mortgage loans received for such Distribution Date; and
                              (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Due Period:                   The Due Period for any Distribution Date is the
                              period commencing on the first day of the month preceding the month in which such Distribution
                              Date falls and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

Prepayment Period:            The Prepayment Period for any Distribution Date is
                              the period commencing on the first day of the month preceding the month in which such Distribution Date falls and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

Principal Remittance          For any Distribution Date, an amount equal to the
Amount:                       aggregate of:

                                    (i)   the principal portion of all monthly
                                          payments received on the mortgage
                                          loans during the related Prepayment
                                          Period;

                                    (ii)  the principal portion of all proceeds
                                          received in respect of the repurchase
                                          of a mortgage loan, or, in the case of
                                          a substitution, amounts representing a
                                          principal adjustment, as required by
                                          the pooling and servicing agreement
                                          during the related Prepayment Period;
                                          and

                                    (iii) the principal portion of all other
                                          unscheduled collections, including
                                          insurance proceeds, liquidation
                                          proceeds and all full and partial
                                          Principal Prepayments, received during
                                          the related Prepayment Period net of
                                          reimbursements, including
                                          reimbursements to the Trustee and the
                                          Servicer, to the extent applied as
                                          recoveries of principal on the
                                          mortgage loans.

Principal Distribution        On any Distribution Date, the lesser of (i) the
Amount:                       outstanding Certificate Principal Balance of the
                              Class A Certificates and Mezzanine Certificates and (ii) the Principal Remittance Amount plus any Overcollateralization Increase Amount minus any
                              Overcollateralization Reduction Amount.

Class A Principal             With respect to any Distribution Date prior to the
Distribution Amount:          Stepdown Date or on which a Trigger Event is in
                              effect, 100% of the principal received on the mortgage loans (taking into account the Overcollateralization Increase Amount for such
                              Distribution Date minus the Overcollateralization
                              Reduction Amount for such Distribution Date), until the Class A Certificates have been paid in full. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Class A
                              Certificates over (ii) the lesser of (a) approximately 73.60% of the outstanding principal balance of the

--------------------------------------------------------------------------------
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                                                                               5

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                              mortgage loans on the last day of the related Due
                              Period and (b) the outstanding principal balance of the mortgage loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date. All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first to the Class A-6 Certificates, an amount equal to the Class A-6 Lockout Distribution Amount, second to the Class A-1 Certificates, third to the Class A-2 Certificates, fourth to the Class A-3 Certificates, fifth to the Class A-4 Certificates, sixth to the Class A-5 Certificates, and seventh to the Class A-6 Certificates, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero.

Class A-6 Lockout             With respect to any Distribution Date, the product
Distribution Amount:          of (a) the Class A-6 Lockout Percentage for that
                              Distribution Date and (b) the Class A-6 Pro Rata
                              Distribution Amount for that Distribution Date. In no event shall the Class A-6 Lockout Distribution
                              Amount for a Distribution Date exceed the Class A
                              Principal Distribution Amount or the Certificate
                              Principal Balance of the Class A-6 Certificates immediately prior to that Distribution Date.

Class A-6 Lockout             For each Distribution Date will be as follows:
Percentage:
                                      Period           Lockout Percentage
                                     --------          ------------------
                                      1 to 36                  0%
                                     37 to 60                 45%
                                     61 to 72                 80%
                                     73 to 84                100%
                                85 and thereafter            300%

Class A-6 Pro Rata            With respect to any Distribution Date, an amount
Distribution Amount:          equal to the product of (a) a fraction, the
                              numerator of which is the Certificate Principal
                              Balance of the Class A-6 Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate Certificate
                              Principal Balance of the Class A Certificates, immediately prior to that Distribution Date and
                              (b) the Class A Principal Distribution Amount.

Class M Principal             The Mezzanine Certificates will NOT receive any
Distribution Amount:          principal payments prior to the Stepdown Date or
                              after the Stepdown Date if a Trigger Event is in effect unless the aggregate Certificate Principal
                              Balance of the Class A Certificates has been reduced to zero. For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal
                              Balance of all more senior Certificates after distribution of all more senior Principal
                              Distribution Amounts on the related Distribution
                              Date and (b) the outstanding Certificate Principal
                              Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2 times the respective Class M Certificate's
                              Initial Enhancement Percentage of the outstanding principal balance of the mortgage loans on the last day of the related Due Period and (b) the outstanding principal balance of the mortgage loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.

Senior Enhancement            For any Distribution Date, the percentage obtained
Percentage:                   by dividing

                              (x)   the sum of:

                                    (i)   the aggregate outstanding Certificate
                                          Principal Balance of the Class M
                                          Certificates, and

                                    (ii)  the Overcollateralization Amount,
                                          after taking into account the
                                          distribution of the Principal
                                          Remittance Amount on such Distribution
                                          Date by

                              (y)   the aggregate principal balance of the
                                    mortgage loans as of the last day of the related Due Period.

Priority of                   On each Distribution Date, Available Funds will be
Distributions:                distributed as follows:

                              1. To pay interest on the Class A Certificates pro-rata based on the entitlement of such class, including any unpaid accrued Interest Carry Forward Amounts from a prior Distribution Date, and then, excluding any accrued Interest Carry Forward Amounts from prior Distribution Dates, to pay interest to the Mezzanine Certificates, sequentially.

                              2. To the extent of the Principal Distribution Amount, to the Class A Certificates, an amount

--------------------------------------------------------------------------------
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                                    up to the Class A Principal Distribution
                                    Amounts as applicable for the Distribution
                                    Date, until the respective Class A
                                    Certificates have been reduced to zero.

                              3. To the extent of the remaining Principal Distribution Amount, to the Mezzanine Certificates, sequentially, to pay the respective Class M Principal Distribution Amount until the respective Mezzanine Certificate principal balance has been reduced to zero.

                              4. To pay the Interest Carry Forward Amounts to the Mezzanine Certificates, sequentially.

                              5.    To pay back applied realized losses
                                    allocated to the Mezzanine Certificates, sequentially.

                              6. To pay the Net WAC Rate Carryover Amounts, first, to the Class A Certificates, on a pro-rata basis, then sequentially, to the Mezzanine Certificates.

                              7. To pay any remaining amount to the Class CE and Class R Certificates in accordance with the Pooling and Servicing Agreement.

Optional Termination:         10% cleanup call based on the Cut-off Date
                              Principal Balance of the mortgage loans.

Stepdown Date:                The earlier to occur of:

                              (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and

                              (ii)  the later to occur of:

                                    (x)   the Distribution Date in December 2009
                                          and

                                    (y)   the first Distribution Date on which
                                          the Senior Enhancement Percentage
                                          (calculated for this purpose only
                                          using the Certificate Principal
                                          Balance of each class of Certificates
                                          immediately prior to such Distribution
                                          Date) is greater than or equal to two
                                          times the Class A Initial Enhancement
                                          Percentage.

Trigger Event:                The continuance of either a Delinquency Trigger or
                              a Cumulative Loss Trigger.

Cumulative Loss Trigger:      A "Cumulative Loss Trigger" shall have occurred
                              and be continuing if cumulative losses from the Cut-Off Date exceed the indicated %:

                             Distribution Date Occurring in        Percentage
                             -----------------------------------   ----------
                             December 2008 through November 2009     [0.75]%

                             December 2009 through November 2010     [1.75]%

                             December 2010 through November 2011     [2.95]%

                             December 2011 through November 2012     [3.95]%

                             December 2012 and thereafter            [4.70]%

Delinquency Trigger:          A "Delinquency Trigger" shall have occurred and be
                              continuing, if, at any time, (i) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the mortgage loans that are
                              (a) 60+ days delinquent (including loans in foreclosure and bankruptcy), or (b) REO properties, as of the last day of the related prepayment period and the denominator of which is the aggregate principal balance of the mortgage loans as of the last day of the related Due Period exceeds [50]% of the Senior Enhancement
                              Percentage.

Credit                        Credit Enhancement for the Certificates will be
Enhancement:                  provided in the form of excess interest,
                              overcollateralization and subordination.

Credit Enhancement            The percentage obtained by dividing (x) the
Percentage:                   aggregate Certificate Principal Balance of each
                              class of Certificates with a lower distribution priority by (y) the aggregate principal balance of

--------------------------------------------------------------------------------
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disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor
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                                                                               7

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                              Transaction Overview
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                              the mortgage loans.

                                        Initial
                                       Enhancement      Stepdown Date Targeted Credit
                              Class    Percentage          Enhancement Percentage
                              ----------------------------------------------------------
                               A         13.20%      2x (Initial Enhancement Percentage)
                              M-1        10.75%      2x (Initial Enhancement Percentage)
                              M-2         8.00%      2x (Initial Enhancement Percentage)
                              M-3         7.30%      2x (Initial Enhancement Percentage)
                              M-4         6.40%      2x (Initial Enhancement Percentage)
                              M-5         5.45%      2x (Initial Enhancement Percentage)
                              M-6         4.70%      2x (Initial Enhancement Percentage)
                              M-7         4.10%      2x (Initial Enhancement Percentage)
                              M-8         3.55%      2x (Initial Enhancement Percentage)
                              M-9         2.70%      2x (Initial Enhancement Percentage)
                              ----------------------------------------------------------


Overcollateralization         For any Distribution Date the excess, if any, of
Amount:                       (a) the aggregate principal balance of the
                              mortgage loans as of the last day of the related
                              Due Period (after giving effect to scheduled payments of principal due during the related Due
                              Period, to the extent received, and unscheduled collections of principal received during the related Prepayment Period) over (b) the aggregate
                              Certificate Principal Balance of the Class A
                              Certificates and the Mezzanine Certificates after taking into account the distributions of the amounts described above in the definition of Principal Remittance Amount on the related
                              Distribution Date.

Overcollateralization         An Overcollateralization Increase Amount with
Increase Amount:              respect to any Distribution Date equals the lesser
                              of (a) the Excess Interest for such Distribution
                              Date and (b) the amount, if any, by which the Targeted Overcollateralization Amount exceeds the
                              Overcollateralization Amount on such Distribution
                              Date (calculated for this purpose only after assuming that 100% of the Principal Remittance
                              Amount on such Distribution Date has been distributed).

Overcollateralization         An Overcollateralization Reduction Amount with
Reduction Amount:             respect to any Distribution Date is the lesser of
                              (a) the Principal Remittance Amount on such
                              Distribution Date and (b) the excess, if any, of
                              (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal
                              Remittance Amount on such Distribution Date has been distributed) over (ii) the Targeted
                              Overcollateralization Amount for such Distribution
                              Date.

Targeted                      As of any Distribution Date, the Targeted
Overcollateralization         Overcollateralization Amount (a) prior to the
Amount:                       Stepdown Date, is an amount equal to approximately
                              2.70% of the principal balance of the mortgage loans as of the Cut-off Date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 5.40% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period and (ii) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date; and (c) on or after the Stepdown
                              Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses:         Realized Losses on the mortgage loans will be
                              allocated first to excess interest, second to the overcollateralization amount and third, to the Mezzanine Certificates in order of their reverse numerical class designations, until the
                              Certificate Principal Balance of each Mezzanine
                              Certificate has been reduced to zero. The Pooling and Servicing Agreement does not permit the allocation of realized losses on the mortgage loans to the Class A Certificates; however, investors in such certificates should realize that under certain loss scenarios there may not be enough principal and interest on the mortgage loans to distribute to the Class A Certificates all principal and interest amounts to which such certificates are then entitled.

Advances:                     Subject to certain limitations, the Servicer
                              intends to advance delinquent payments of interest on the mortgage loans. The Servicer has no obligation to advance delinquent payments of principal.

--------------------------------------------------------------------------------
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                                                                               8

CRMSI 2006-3

                              Transaction Overview
--------------------------------------------------------------------------------

Compensating Interest:        The Servicer is obligated to offset any prepayment
                              interest shortfalls for the related period, on any Distribution Date, with Compensating Interest.
                              Compensating Interest will be limited to an amount equal to one half of the servicing fee for the related Due Period but not more than the servicing fee actually received.

ERISA Considerations:         Subject to the considerations contained in the
                              core prospectus and prospectus, the Offered
                              Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement account assets. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA
                              Plan's acquisition and ownership of the Offered
                              Certificates.

SMMEA Considerations:         The Class A, Class M-1, Class M-2 and Class M-3
                              Certificates are expected to constitute "mortgage related securities" for purposes of the Secondary
                              Mortgage Market Enhancement Act of 1984 (SMMEA)."

Minimum Denominations:        $100,000 and multiples of $1 in excess thereof.

Form of Registration:         All Offered Certificates will be issued in
                              book-entry form through DTC.

--------------------------------------------------------------------------------
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                                  immediately.
                                                                               9

CRMSI 2006-3

-----------------------------------------------------------------------------
                      Sensitivity Analysis -- To Maturity*
-----------------------------------------------------------------------------
                               50%            100%         150%         200%
-----------------------------------------------------------------------------

         A-1
      WAL (Yr)                 1.66           1.00         0.74         0.61
  Principal Window            1 - 39         1 - 22       1 - 16       1 - 13
Principal Window End          Feb10          Sep08         Mar08       Dec07

         A-2
      WAL (Yr)                 3.98           2.20         1.54         1.19
  Principal Window           39 - 57        22 - 31       16 - 21     13 - 16
Principal Window End          Aug11          Jun09         Aug08       Mar08

         A-3
      WAL (Yr)                 5.80           3.00         2.01         1.52
  Principal Window           57 - 87        31 - 44       21 - 27     16 - 21
Principal Window End          Feb14          Jul10         Feb09       Aug08

         A-4
      WAL (Yr)                10.62           5.00         2.78         2.00
  Principal Window           87 - 164       44 - 96       27 - 48     21 - 28
Principal Window End          Jul20          Nov14         Nov10       Mar09

         A-5
      WAL (Yr)                13.66           8.07         4.81         2.52
  Principal Window          164 - 164       96 - 97       48 - 65     28 - 33
Principal Window End          Jul20          Dec14         Apr12       Aug09

         A-6
      WAL (Yr)                 7.46           6.35         5.12         3.43
  Principal Window           37 - 164       38 - 97       44 - 65     33 - 47
Principal Window End          Jul20          Dec14         Apr12       Oct10
-----------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.

--------------------------------------------------------------------------------
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disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.
                                                                              10

CRMSI 2006-3

-----------------------------------------------------------------------------
                      Sensitivity Analysis -- To Maturity*
-----------------------------------------------------------------------------
                               50%            100%         150%         200%
-----------------------------------------------------------------------------
         M-1
      WAL (Yr)                 9.43          5.44          4.15         3.91
  Principal Window           59 - 164      38 - 97        42 - 65     47 - 47
Principal Window End          Jul20         Dec14          Apr12       Oct10

         M-2
      WAL (Yr)                 9.43          5.43          4.07         3.85
  Principal Window           59 - 164      37 - 97        40 - 65     44 - 47
Principal Window End          Jul20         Dec14          Apr12       Oct10

         M-3
      WAL (Yr)                 9.43          5.43          4.02         3.70
  Principal Window           59 - 164      37 - 97        40 - 65     43 - 47
Principal Window End          Jul20         Dec14          Apr12       Oct10

         M-4
      WAL (Yr)                 9.43          5.43          4.01         3.63
  Principal Window           59 - 164      37 - 97        39 - 65     42 - 47
Principal Window End          Jul20         Dec14          Apr12       Oct10

         M-5
      WAL (Yr)                 9.43          5.43          3.98         3.56
  Principal Window           59 - 164      37 - 97        39 - 65     41 - 47
Principal Window End          Jul20         Dec14          Apr12       Oct10

         M-6
      WAL (Yr)                 9.43          5.43          3.98         3.51
  Principal Window           59 - 164      37 - 97        38 - 65     40 - 47
Principal Window End          Jul20         Dec14          Apr12       Oct10

         M-7
      WAL (Yr)                 9.43          5.43          3.95         3.47
  Principal Window           59 - 164      37 - 97        38 - 65     40 - 47
Principal Window End          Jul20         Dec14          Apr12       Oct10

         M-8
      WAL (Yr)                 9.43          5.43          3.95         3.44
  Principal Window           59 - 164      37 - 97        38 - 65     39 - 47
Principal Window End          Jul20         Dec14          Apr12       Oct10

         M-9
      WAL (Yr)                 9.43          5.43          3.95         3.41
  Principal Window           59 - 164      37 - 97        38 - 65     39 - 47
Principal Window End          Jul20         Dec14          Apr12       Oct10
-----------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.

--------------------------------------------------------------------------------
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disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.
                                                                              11

CRMSI 2006-3

-----------------------------------------------------------------------------
              Sensitivity Analysis -- To 10% Optional Termination*
-----------------------------------------------------------------------------
                             50%             100%          150%          200%
-----------------------------------------------------------------------------
         A-1
      WAL (Yr)               1.66            1.00          0.74          0.61
  Principal Window          1 - 39          1 - 22        1 - 16        1 - 13
Principal Window End        Feb10           Sep08          Mar08        Dec07

         A-2
      WAL (Yr)               3.98            2.20          1.54          1.19
  Principal Window         39 - 57         22 - 31        16 - 21      13 - 16
Principal Window End        Aug11           Jun09          Aug08        Mar08

         A-3
      WAL (Yr)               5.80            3.00          2.01          1.52
  Principal Window         57 - 87         31 - 44        21 - 27      16 - 21
Principal Window End        Feb14           Jul10          Feb09        Aug08

         A-4
      WAL (Yr)              10.65            5.00          2.78          2.00
  Principal Window         87 - 174        44 - 96        27 - 48      21 - 28
Principal Window End        May21           Nov14          Nov10        Mar09

         A-5
      WAL (Yr)              17.31           11.25          5.47          2.52
  Principal Window        174 - 250        96 - 199      48 - 140      28 - 33
Principal Window End        Sep27           Jun23          Jul18        Aug09

         A-6
      WAL (Yr)               7.48            6.52          6.32          4.52
  Principal Window         37 - 248        38 - 197      44 - 138      33 - 102
Principal Window End        Jul27           Apr23          May18        May15

-----------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.

--------------------------------------------------------------------------------
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disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.
                                                                              12

CRMSI 2006-3

--------------------------------------------------------------------------------
              Sensitivity Analysis -- to 10% Optional Termination*
--------------------------------------------------------------------------------
                                 50%           100%          150%          200%
--------------------------------------------------------------------------------
             M-1
          WAL (Yr)              10.00          5.93          4.49         4.50
      Principal Window         59 - 229      38 - 157      42 - 108     49 - 78
    Principal Window End        Dec25         Dec19          Nov15       May13

             M-2
          WAL (Yr)               9.97          5.89          4.38         4.10
      Principal Window         59 - 224      37 - 150      40 - 103     44 - 74
    Principal Window End        Jul25         May19          Jun15       Jan13

             M-3
          WAL (Yr)               9.94          5.85          4.31         3.91
      Principal Window         59 - 215      37 - 140       40 - 95     43 - 69
    Principal Window End        Oct24         Jul18          Oct14       Aug12

             M-4
          WAL (Yr)               9.91          5.83          4.28         3.83
      Principal Window         59 - 212      37 - 137       39 - 93     42 - 67
    Principal Window End        Jul24         Apr18          Aug14       Jun12

             M-5
          WAL (Yr)               9.88          5.80          4.23         3.74
      Principal Window         59 - 207      37 - 132       39 - 89     41 - 65
    Principal Window End        Feb24         Nov17          Apr14       Apr12

             M-6
          WAL (Yr)               9.83          5.75          4.20         3.67
      Principal Window         59 - 200      37 - 127       38 - 85     40 - 62
    Principal Window End        Jul23         Jun17          Dec13       Jan12

             M-7
          WAL (Yr)               9.78          5.71          4.13         3.60
      Principal Window         59 - 194      37 - 121       38 - 81     40 - 59
    Principal Window End        Jan23         Dec16          Aug13       Oct11

             M-8
          WAL (Yr)               9.71          5.65          4.10         3.55
      Principal Window         59 - 188      37 - 116       38 - 78     39 - 56
    Principal Window End        Jul22         Jul16          May13       Jul11

 M-A1 should have been A-1.9
          WAL (Yr)               9.59          5.56          4.03         3.47
      Principal Window         59 - 182      37 - 111       38 - 74     39 - 54
    Principal Window End        Jan22         Feb16          Jan13       May11
--------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.

--------------------------------------------------------------------------------
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disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.
                                                                              13

CRMSI 2006-3

-----------------------------------------------------------------
                ASSUMED MONTHLY EXCESS INTEREST (%)
-----------------------------------------------------------------
 Pd  Excess Interest   Pd  Excess Interest  Pd   Excess Interest
-----------------------------------------------------------------
 1        2.64         34       2.51        67        2.46
 2        2.65         35       2.52        68        2.46
 3        2.65         36       2.52        69        2.46
 4        2.65         37       2.52        70        2.46
 5        2.65         38       2.50        71        2.46
 6        2.66         39       2.50        72        2.46
 7        2.66         40       2.49        73        2.45
 8        2.67         41       2.49        74        2.45
 9        2.67         42       2.49        75        2.45
 10       2.68         43       2.48        76        2.45
 11       2.68         44       2.48        77        2.45
 12       2.69         45       2.48        78        2.44
 13       2.69         46       2.48        79        2.44
 14       2.70         47       2.48        80        2.44
 15       2.71         48       2.48        81        2.44
 16       2.71         49       2.48        82        2.43
 17       2.72         50       2.48        83        2.43
 18       2.72         51       2.48        84        2.43
 19       2.73         52       2.48        85        2.43
 20       2.74         53       2.48        86        2.42
 21       2.75         54       2.48        87        2.42
 22       2.75         55       2.48        88        2.41
 23       2.51         56       2.47        89        2.41
 24       2.51         57       2.47        90        2.41
 25       2.51         58       2.47        91        2.40
 26       2.51         59       2.47        92        2.40
 27       2.51         60       2.47        93        2.39
 28       2.51         61       2.47        94        2.39
 29       2.51         62       2.47        95        2.38
 30       2.51         63       2.47        96        2.38
 31       2.51         64       2.47        97        2.37
 32       2.51         65       2.47
 33       2.51         66       2.46
-----------------------------------------------------------------
Assumptions:
1. Run at Pricing Speed
2. Calculated 30/360
3. Each mortgage loan that is eligible to receive a rate reduction receives a rate reduction in the applicable rate percentage amount, on the 25th month of the loan.

--------------------------------------------------------------------------------
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                                                                              14

CRMSI 2006-3

-------------------------------------------------
                     BREAKEVEN
-------------------------------------------------
Class    CDR BE RATE(%)     WAL(yr)   Cum Loss(%)
 M-1          15.21          10.11       15.65
 M-2          12.08          10.70       13.27
 M-3          11.34          13.77       12.66
 M-4          10.42          13.50       11.87
 M-5          9.50           13.75       11.05
 M-6          8.79           14.43       10.39
 M-7          8.24           15.04        9.87
 M-8          7.76           15.34        9.40
 M-9          7.20           14.56        8.84
-------------------------------------------------

Assumptions:
1. Run at Pricing Speed to maturity
2. Assumes deal does not step-down
3. 40% Loss Severity
4. 6 month recovery lag
5  Scheduled interest is advanced on every loan
6. CDRs are approximate
7. Settlement Date is November 29, 2006.
8. Breakeven CDR is last CDR without the Class taking a loss.


--------------------------------------------------------------------------------
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                                                                              15

CRMSI 2006-3


------------------------------------------------------------------------------------------------
                                  Aggregate Collateral: Summary
------------------------------------------------------------------------------------------------
                         Statistics for the mortgage loans listed below
                               are based on Cut-Off Date balances.
------------------------------------------------------------------------------------------------
                                                                       Minimum        Maximum
                                                                      --------      -----------

Current Principal Balance:                        $543,809,341.93
Number of Mortgage Loans:                              3,463
Average Scheduled Principal Balance:                $157,034.17        $326.86      $991,617.20
Weighted Average Gross Mortgage Rate (1):             8.761%            5.250%        12.604%
Weighted Average Original Credit Score (2):             689              415            848
Weighted Average LTV Ratio (3):                       78.10%            4.16%         100.00%
Weighted Average Combined LTV Ratio (4):              78.20%            4.16%         100.00%
Weighted Average Scheduled Remaining Term:          329 Months        51 Months      360 Months
Weighted Average Amortized Remaining Term(5):       242 Months         1 Months      360 Months
Weighted Average Original Term:                     331 Months        60 Months      360 Months
Weighted Average Seasoning:                          2 Months          0 Months       9 Months
Percent Interest Only Loans:                           0.00%
Percent Second Liens:                                  0.00%
Percent of First Lien with Silent Seconds:             1.12%
Weighted Average Debt-To-Income Ratio:                43.19%            0.84%          69.55%
------------------------------------------------------------------------------------------------


(1) The gross mortgage rate shown is after the 0.25% Equity Builder discount, where applicable
(2) A two-bureau merged credit report must be obtained for each applicant. The choice of which bureau's FICO score will be used for credit grading purposes is based on the primary borrower's primary bureau score, as determined by the Credit Bureau Preference Table (i.e., the credit bureau in each zip code which, in the view of the lender, produces the most comprehensive report for borrowers in that zip code)
(3)  LTV = principal balance at origination / property value at origination
(4) Combined LTV = principal balance at origination+ balance of any known silent second lien (as applicable) / property value at origination
(5) The amortizing remaining term is calculated from the actual loan characteristics to take into account both participation in the Equity Builder Program, where applicable, and the payment frequency.

--------------------------------------------------------------------------------
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                                                                              16

CRMSI 2006-3

                       Product Type of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Product Type                          Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
Fixed-Rate, Daily Simple Interest       3,463          543,809,341.93      100.00           8.761        689           78.20
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

                     Original Balance of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Range of Original Balances ($)        Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
15,000.00 - 25,000.00                      34              660,497.02        0.12           8.161        735           24.46
25,000.01 - 50,000.00                     206            7,919,844.57        1.46           8.492        690           50.50
50,000.01 - 75,000.00                     349           21,880,005.43        4.02           8.878        677           69.51
75,000.01 - 100,000.00                    449           39,230,129.52        7.21           8.793        680           73.35
100,000.01 - 125,000.00                   443           49,720,276.93        9.14           8.890        683           77.45
125,000.01 - 150,000.00                   434           59,118,715.97       10.87           8.915        680           79.54
150,000.01 - 175,000.00                   342           55,540,897.13       10.21           8.786        688           77.68
175,000.01 - 200,000.00                   303           56,487,048.02       10.39           8.732        693           78.46
200,000.01 - 225,000.00                   250           52,823,437.89        9.71           8.781        689           79.33
225,000.01 - 250,000.00                   168           39,707,013.57        7.30           8.756        692           80.16
250,000.01 - 275,000.00                   125           32,640,151.51        6.00           8.775        690           80.83
275,000.01 - 300,000.00                    89           25,548,837.00        4.70           8.779        692           80.88
300,000.01 - 325,000.00                    67           20,971,530.72        3.86           8.830        683           82.74
325,000.01 - 350,000.00                    49           16,540,511.92        3.04           8.749        706           84.79
350,000.01 - 375,000.00                    53           19,144,433.55        3.52           8.437        699           78.09
375,000.01 - 400,000.00                    28           10,803,233.61        1.99           8.734        695           80.44
400,000.01 - 450,000.00                    38           16,093,281.53        2.96           8.611        700           82.17
450,000.01 - 500,000.00                    17            7,944,307.43        1.46           8.314        730           81.93
500,000.01 - 550,000.00                    13            6,838,778.14        1.26           8.289        706           81.96
550,000.01 - 600,000.00                     2            1,111,982.87        0.20           8.305        737           85.04
650,000.01 - 700,000.00                     1              654,717.14        0.12           7.584        730           70.89
700,000.01 - 750,000.00                     2            1,438,093.26        0.26           7.709        750           59.85
950,000.01 - 999,983.21                     1              991,617.20        0.18           7.584        695           73.53
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

The average original balance of the mortgage loans, as of the Cut-Off Date, is $157,710.72.

--------------------------------------------------------------------------------
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                                                                              17

CRMSI 2006-3

                     Current Balance of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Current Balance ($)                   Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
326.86 - 25,000.00                         40              782,238.29        0.14           8.079        735           22.48
25,000.01 - 50,000.00                     208            8,170,819.87        1.50           8.472        691           50.94
50,000.01 - 75,000.00                     354           22,474,920.58        4.13           8.873        677           69.76
75,000.01 - 100,000.00                    443           38,948,225.77        7.16           8.789        681           73.40
100,000.01 - 125,000.00                   442           49,765,038.85        9.15           8.883        683           77.45
125,000.01 - 150,000.00                   433           59,136,725.31       10.87           8.933        679           79.64
150,000.01 - 175,000.00                   342           55,662,479.86       10.24           8.772        689           77.43
175,000.01 - 200,000.00                   305           56,997,845.45       10.48           8.731        692           78.45
200,000.01 - 225,000.00                   247           52,315,678.97        9.62           8.784        690           79.57
225,000.01 - 250,000.00                   171           40,576,500.47        7.46           8.749        692           79.76
250,000.01 - 275,000.00                   119           31,172,235.21        5.73           8.820        687           81.68
275,000.01 - 300,000.00                    89           25,574,080.81        4.70           8.763        693           80.90
300,000.01 - 325,000.00                    67           20,996,152.76        3.86           8.832        684           82.83
325,000.01 - 350,000.00                    51           17,254,519.23        3.17           8.686        705           83.98
350,000.01 - 375,000.00                    50           18,105,869.32        3.33           8.471        699           78.22
375,000.01 - 400,000.00                    28           10,803,233.61        1.99           8.734        695           80.44
400,000.01 - 450,000.00                    38           16,093,281.53        2.96           8.611        700           82.17
450,000.01 - 500,000.00                    17            7,944,307.43        1.46           8.314        730           81.93
500,000.01 - 550,000.00                    13            6,838,778.14        1.26           8.289        706           81.96
550,000.01 - 600,000.00                     2            1,111,982.87        0.20           8.305        737           85.04
650,000.01 - 700,000.00                     1              654,717.14        0.12           7.584        730           70.89
700,000.01 - 750,000.00                     2            1,438,093.26        0.26           7.709        750           59.85
950,000.01 - 991,617.20                     1              991,617.20        0.18           7.584        695           73.53
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

The average current balance of the mortgage loans, as of the Cut-Off Date, is $157,034.17.

                   Gross Mortgage Rate of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Gross Mortgage Rate (%)               Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
5.250 - 5.500                               1              129,917.58        0.02           5.250        554           64.96
6.501 - 7.000                              23            2,116,592.69        0.39           6.781        729           54.12
7.001 - 7.500                             159           16,790,095.78        3.09           7.368        735           55.82
7.501 - 8.000                             763          122,941,434.75       22.61           7.739        735           63.28
8.001 - 8.500                             498           82,992,280.78       15.26           8.229        726           71.66
8.501 - 9.000                             693          119,725,102.34       22.02           8.766        696           83.53
9.001 - 9.500                             577           89,515,445.43       16.46           9.214        668           86.91
9.501 - 10.000                            286           42,964,335.10        7.90           9.733        627           86.80
10.001 - 10.500                           255           36,594,172.97        6.73          10.233        617           93.58
10.501 - 11.000                           170           24,996,510.93        4.60          10.684        594           94.65
11.001 - 11.500                            28            3,741,193.65        0.69          11.202        563           87.39
11.501 - 12.000                             9            1,195,724.58        0.22          11.667        536           87.84
12.501 - 12.604                             1              106,535.35        0.02          12.604        507           85.92
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

The weighted-average gross mortgage rate of the mortgage loans, as of the Cut-Off Date, is 8.761%(.)

--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.
                                                                              18

CRMSI 2006-3

                Original Term to Maturity of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Original Term to Maturity (Months)    Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
60 - 240                                  849           85,835,800.51       15.78           8.348        707           65.95
241 - 300                                  89           15,947,188.23        2.93           8.612        691           77.26
301 - 360                               2,525          442,026,353.19       81.28           8.847        686           80.62
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

The weighted-average original term to maturity of the mortgage loans, as of the Cut-Off Date, is 331 months.

                Remaining Term to Maturity of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
Remaining Term to Maturity           Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
(Months)                              Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
51 - 59                                    51            2,331,716.73        0.43           7.382        734           37.62
60 - 240                                  798           83,504,083.78       15.36           8.375        706           66.74
241 - 300                                  89           15,947,188.23        2.93           8.612        691           77.26
301 - 360                               2,525          442,026,353.19       81.28           8.847        686           80.62
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

The weighted-average remaining term to maturity of the mortgage loans, as of the Cut-Off Date, is 329 months.

                        Seasoning of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Seasoning (Months)                    Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
0                                         419           71,817,732.99       13.21           8.635        692           79.83
1-3                                     2,546          403,543,059.88       74.21           8.828        689           78.21
4-6                                       322           45,061,483.76        8.29           8.670        690           78.27
7-9                                       176           23,387,065.30        4.30           8.175        690           73.04
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

The weighted-average seasoning of the mortgage loans, as of the Cut-Off Date, is 2 months.

--------------------------------------------------------------------------------
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disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.
                                                                              19

CRMSI 2006-3

                       Credit Score of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Credit Score                          Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
415 - 425                                   1              354,639.54        0.07           7.336        415           59.81
426 - 450                                   1               43,573.01        0.01          10.860        439           71.59
451 - 475                                   4              263,450.28        0.05          11.308        468           56.36
476 - 500                                   2              267,703.70        0.05          10.351        488           74.38
501 - 525                                   6            1,029,969.70        0.19          11.242        515           71.68
526 - 550                                  39            4,800,233.02        0.88          10.792        541           76.26
551 - 575                                 136           17,990,110.58        3.31          10.241        565           81.90
576 - 600                                 197           26,442,135.44        4.86           9.767        588           78.17
601 - 625                                 283           41,688,901.99        7.67           9.751        613           84.36
626 - 650                                 361           54,258,546.77        9.98           9.499        640           83.22
651 - 675                                 377           59,861,243.47       11.01           9.138        663           81.80
676 - 700                                 480           83,441,600.52       15.34           8.474        688           80.19
701 - 725                                 502           86,128,002.45       15.84           8.328        714           78.65
726 - 750                                 453           74,283,675.60       13.66           8.170        738           74.97
751 - 775                                 351           54,538,911.39       10.03           8.110        762           71.95
776 - 800                                 188           26,292,823.61        4.83           8.030        785           68.90
801 - 848                                  82           12,123,820.86        2.23           7.918        812           65.19
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

The weighted-average credit score of the mortgage loans, as of the Cut-Off Date, is 689.

                   Loan-to-Value Ratio of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Loan-to-Value Ratio (%)               Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
4.16 - 5.00                                 3              102,862.88        0.02           8.318        707            4.47
5.01 - 10.00                               25              810,995.12        0.15           7.778        760            8.97
10.01 - 15.00                              15              643,819.55        0.12           7.878        726           12.13
15.01 - 20.00                              32            1,796,953.73        0.33           7.806        724           18.12
20.01 - 25.00                              49            3,268,968.83        0.60           7.890        736           22.39
25.01 - 30.00                              63            5,050,374.03        0.93           8.081        727           29.66
30.01 - 35.00                              65            6,496,899.19        1.19           8.174        704           32.59
35.01 - 40.00                              70            8,504,591.50        1.56           7.914        718           39.57
40.01 - 45.00                              89           10,724,565.15        1.97           8.057        718           42.50
45.01 - 50.00                             109           13,740,409.99        2.53           8.081        714           48.06
50.01 - 55.00                             129           19,049,184.93        3.50           8.157        708           52.47
55.01 - 60.00                             143           23,491,226.09        4.32           8.221        701           57.45
60.01 - 65.00                             189           30,911,467.80        5.68           8.180        689           62.83
65.01 - 70.00                             217           35,239,176.77        6.48           8.164        701           67.74
70.01 - 75.00                             259           42,476,434.20        7.81           8.298        692           72.84
75.01 - 80.00                             378           60,108,278.20       11.05           8.360        690           78.27
80.01 - 85.00                             269           50,172,227.73        9.23           8.797        686           83.13
85.01 - 90.00                             289           51,023,197.94        9.38           9.101        678           88.09
90.01 - 95.00                             380           66,130,059.94       12.16           9.315        669           93.28
95.01 - 100.00                            690          114,067,648.36       20.98           9.537        685           98.89
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

The weighted-average loan-to-value ratio of the mortgage loans, as of the Cut-Off Date, is 78.10%.

--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.
                                                                              20

CRMSI 2006-3

               Combined Loan-to-Value Ratio of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
Combined Loan-to-Value               Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Ratio (%)                             Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
4.16 - 10.00                               27              892,244.85        0.16           7.849        753            7.57
10.01 - 20.00                              46            2,381,385.08        0.44           7.833        727           16.30
20.01 - 30.00                             109            7,953,482.39        1.46           7.992        729           25.49
30.01 - 40.00                             134           14,325,741.85        2.63           8.048        710           35.19
40.01 - 50.00                             194           24,159,815.68        4.44           8.079        716           45.45
50.01 - 60.00                             277           43,481,733.98        8.00           8.177        705           55.14
60.01 - 70.00                             404           65,989,474.38       12.13           8.172        696           65.40
70.01 - 75.00                             259           42,558,952.83        7.83           8.295        692           72.80
75.01 - 80.00                             381           60,077,543.42       11.05           8.358        689           78.20
80.01 - 85.00                             269           49,832,872.69        9.16           8.797        686           83.04
85.01 - 90.00                             289           51,216,705.10        9.42           9.096        678           88.06
90.01 - 95.00                             379           66,393,647.86       12.21           9.301        670           93.22
95.01 - 100.00                            695          114,545,741.82       21.06           9.541        685           98.91
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

The weighted-average combined loan-to-value ratio of the mortgage loans, as of the Cut-Off Date, is 78.20%.

                   Silent Second Status of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Silent Second Status                  Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
None                                    3,415          537,730,805.24       98.88           8.765        689           78.24
Has Silent Second                          48            6,078,536.69        1.12           8.439        715           74.61
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

                      Occupancy Type of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Occupancy Type                        Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
Primary                                 3,414          538,299,141.70       98.99           8.761        689           78.26
Investor                                   28            3,036,443.61        0.56           8.868        699           75.64
Second Home                                21            2,473,756.62        0.45           8.688        710           68.74
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20


--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.
                                                                              21

CRMSI 2006-3

                      Property Type of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Property Type                         Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
Single Family                           3,056          463,179,712.35       85.17           8.761        689           77.90
PUD                                       234           51,356,135.13        9.44           8.837        692           83.83
Condo                                     118           18,140,781.46        3.34           8.748        689           76.10
Two Family                                 47            8,825,031.76        1.62           8.403        688           67.78
Three Family                                6            1,454,941.80        0.27           8.708        645           70.91
Four Family                                 2              852,739.43        0.16           8.454        698           70.79
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

                       Loan Purpose of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Loan Purpose                          Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
Cash-Out Refinance                      3,456          543,166,760.68       99.88           8.761        689           78.19
Rate/Term Refinance                         7              642,581.25        0.12           8.782        720           86.83
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

                    Documentation Type of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Documentation Type                    Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
Alternative                             1,684          263,834,585.79       48.52           8.288        723           75.00
Full                                    1,648          252,737,234.05       46.48           9.290        652           82.02
Model Verified Income                     100           20,047,874.56        3.69           8.311        721           75.56
No Income Qualifier (CTB - Stated
Income Program for Self-employed)          31            7,189,647.53        1.32           8.791        697           68.76
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

                      Lien Position of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Lien Position                         Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
First Lien                              3,463          543,809,341.93      100.00           8.761        689           78.20
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.
                                                                              22

CRMSI 2006-3

                      Location of the Mortgaged Properties

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Location                              Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
California                                411           97,594,595.46       17.95           8.297        705           67.84
Florida                                   257           44,072,275.82        8.10           8.674        680           75.21
Arizona                                   150           25,792,900.54        4.74           8.727        688           77.34
Washington                                118           22,244,582.50        4.09           8.818        682           81.27
Georgia                                   168           21,950,502.35        4.04           9.585        672           89.77
New York                                  120           21,244,203.15        3.91           8.816        691           72.91
Virginia                                  117           19,576,158.03        3.60           8.895        678           80.52
New Jersey                                 92           19,024,589.02        3.50           8.866        673           71.03
Illinois                                  112           17,513,430.85        3.22           8.839        684           81.99
Maryland                                   91           17,347,465.37        3.19           8.561        684           71.40
Texas                                     199           14,812,600.76        2.72           8.670        673           72.47
Utah                                       88           14,497,060.34        2.67           8.819        696           83.87
Pennsylvania                              105           14,050,808.52        2.58           8.831        685           82.45
Nevada                                     59           13,353,920.84        2.46           8.817        685           80.71
Wisconsin                                 100           13,096,933.56        2.41           8.686        703           84.23
Minnesota                                  77           12,752,018.87        2.34           9.015        687           82.72
Colorado                                   60           10,000,406.06        1.84           8.777        715           83.61
Oregon                                     55            9,919,896.81        1.82           8.649        692           78.84
Oklahoma                                   97            9,147,835.36        1.68           9.163        680           89.97
Louisiana                                  68            8,590,570.87        1.58           9.205        678           89.93
Iowa                                       88            8,412,372.16        1.55           9.095        691           89.52
Ohio                                       84            7,917,494.87        1.46           8.815        695           81.75
Idaho                                      60            7,773,792.63        1.43           8.812        690           82.35
Missouri                                   64            7,696,938.26        1.42           8.870        702           87.46
Connecticut                                45            7,606,824.66        1.40           8.680        689           76.98
Massachusetts                              34            7,015,327.84        1.29           8.639        720           72.43
Michigan                                   61            7,010,814.76        1.29           8.949        690           86.27
New Hampshire                              35            6,816,594.04        1.25           8.726        703           83.55
Alabama                                    47            5,311,568.06        0.98           9.378        651           88.67
Hawaii                                     17            4,831,887.58        0.89           7.725        740           60.86
Mississippi                                41            4,673,357.36        0.86           9.450        645           90.69
South Carolina                             33            3,959,459.24        0.73           9.369        679           88.76
Tennessee                                  34            3,804,028.22        0.70           9.027        670           83.72
Kansas                                     37            3,794,808.94        0.70           9.044        691           90.25
Nebraska                                   34            3,666,912.15        0.67           9.156        698           90.78
Indiana                                    36            3,654,013.25        0.67           8.972        692           90.42
Kentucky                                   24            3,299,759.49        0.61           8.716        709           83.53
Rhode Island                               15            3,035,259.22        0.56           8.571        701           76.77
New Mexico                                 21            2,780,427.26        0.51           9.580        671           86.39
North Carolina                             23            2,762,036.79        0.51           9.605        663           86.83
Alaska                                     14            2,343,381.01        0.43           8.973        697           85.10
Delaware                                   17            2,145,351.89        0.39           8.427        687           71.34
Arkansas                                   21            2,051,668.21        0.38           9.286        680           88.87
Maine                                      12            1,652,566.29        0.30           8.712        690           83.38
Wyoming                                     6            1,065,871.26        0.20           8.911        715           87.96
Vermont                                     5              771,619.98        0.14           7.833        713           71.00
West Virginia                               4              468,147.29        0.09           8.853        674           63.67
South Dakota                                4              454,388.85        0.08           9.302        709           92.62
Montana                                     2              309,108.63        0.06           9.686        657           93.72
North Dakota                                1              140,806.66        0.03           8.832        712          100.00
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20


--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.
                                                                              23

CRMSI 2006-3

                   Debt-to-Income Ratio of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Debt-to-Income Ratio (%)              Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
0.84 - 10.00                               14            1,218,489.25        0.22           8.478        728           74.57
10.01 - 20.00                             162           14,647,469.86        2.69           8.284        719           66.52
20.01 - 30.00                             578           70,401,464.31       12.95           8.493        708           72.87
30.01 - 40.00                             882          131,191,864.01       24.12           8.671        695           77.25
40.01 - 50.00                             871          143,404,682.39       26.37           8.807        686           78.88
50.01 - 60.00                             805          147,432,926.04       27.11           8.942        679           81.15
60.01 - 69.55                             151           35,512,446.07        6.53           8.894        677           82.29
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

The weighted-average debt-to-income ratio of the mortgage loans for which it is available, as of the Cut-Off Date, is 43.19%.

                    Interest Only Term of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Interest Only Term                    Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
None                                    3,463          543,809,341.93      100.00           8.761        689           78.20
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

                  Historical Delinquency of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Historical Delinquency                Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
0 x 30 Days Delinquent                  3,431          539,284,671.49       99.17           8.758        690           78.25
1 x 30 Days Delinquent                     27            3,994,133.88        0.73           9.220        661           75.22
1 x 60 Days Delinquent                      1              201,987.09        0.04           7.584        806           22.51
1 x 90 Days Delinquent                      1               30,481.07        0.01           6.862        799           25.52
2 x 30 Days Delinquent                      2              247,439.38        0.05           9.919        640           92.90
2 x 90 Days Delinquent                      1               50,629.02        0.01           7.276        726           20.33
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20


--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.
                                                                              24

CRMSI 2006-3

                      Appraisal Type of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Appraisal Type                        Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
Full Appraisal                          2,871          466,466,649.24       85.78           8.858        685           80.70
Automated Valuation Model                 490           66,723,339.30       12.27           8.116        715           60.53
Exterior Inspection Only                   62            6,981,685.17        1.28           8.372        727           81.82
Appraisal from Prior Loan                  18            2,279,213.34        0.42           8.987        692           83.84
Field Review                               20            1,053,115.82        0.19           8.423        700           59.86
Broker Price Opinion                        2              305,339.06        0.06           9.890        596           71.40
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

            Rate Reduction Program Status of the Mortgage Loans (1)

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Rate Reduction Program Status         Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
None                                    2,018          331,060,661.33       60.88           8.243        730           75.94
50bp Reduction                            976          149,229,870.75       27.44           9.380        647           82.54
100bp Reduction                           469           63,518,809.85       11.68          10.006        581           79.84
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

(1) In the 24th month of the loan, a borrower who has made all previous payments in a timely manner will have his/her mortgage rate reduced by the applicable amount.

            Equity Builder Program Status of the Mortgage Loans (1)

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Equity Builder Program Status         Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
Equity Builder Program                  3,324          525,035,130.86       96.55           8.747        690           78.18
None                                      139           18,774,211.07        3.45           9.167        672           78.88
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

(1) A borrower enrolled in the Equity Builder Program allows the Servicer to automatically debit the borrower's personal bank account for the amount equal to the scheduled payment. In exchange, the borrower receives a 0.25% reduction in mortgage rate. This reduction does not affect the amount of the scheduled payment (which is still based on the higher mortgage rate), but does affect the relative amounts of principal and interest in that payment. All borrowers not enrolled in the Equity Builder Program as of the Cut-Off Date are permitted to enroll at any point in the future.

--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.
                                                                              25

CRMSI 2006-3

                    Payment Frequency of the Mortgage Loans

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Payment Frequency                     Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
Monthly                                   374           50,590,549.67        9.30           8.905        679           78.13
Semi-Monthly                              222           34,483,335.50        6.34           8.772        688           78.30
Bi-Weekly                               2,867          458,735,456.76       84.36           8.744        691           78.20
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

               Prepayment Penalty Terms of the Mortgage Loans (1)

                                                                                                                 Weighted
                                      Number                              % of        Weighted      Weighted      Average
                                        of                              Aggregate      Average      Average      Combined
                                     Mortgage         Aggregate         Principal   Mortgage Rate    Credit    Loan-to-Value
Prepayment Penalty Term (Months)      Loans     Principal Balance ($)    Balance         (%)         Score       Ratio (%)
----------------------------------   --------   ---------------------   ---------   -------------   --------   -------------
None                                      691           93,032,374.96       17.11           9.064        681           79.33
36                                      2,772          450,776,966.97       82.89           8.698        691           77.97
----------------------------------------------------------------------------------------------------------------------------
Total:                                  3,463          543,809,341.93      100.00           8.761        689           78.20

(1) No prepayment penalty proceeds will go to any of the Offered Certificates. If the borrower refinances with a Citigroup entity, the Servicer will waive the prepayment penalty.

--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.
                                                                              26

----------------------------------------------
             Rating Agency Contacts
----------------------------------------------

 Standard & Poor's
 -----------------
 John Sang                     (212)-438-6058

 Moody's
 -------
 Arif Bekiroglu                (212) 553-7761